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                               QUANTUM CORPORATION
                                   EXHIBIT 12

                       STATEMENT OF COMPUTATION OF RATIOS
                          OF EARNINGS TO FIXED CHARGES

                                                                   Years Ended March 31,
                                        -------------------------------------------------------------------------------
(In thousands)                               1996            1995            1994           1993            1992
                                        -------------------------------------------------------------------------------

Income (loss) before income
  taxes                                 $  (141,338)     $  145,305       $   3,663      $ 146,579       $ 74,356
Add fixed charges                            48,226          29,277          18,906         17,125         10,409
                                        -----------      ----------       ---------      ---------       ---------
  Earnings (as defined)                 $   (93,112)     $  174,582       $  22,569      $ 163,704       $ 84,765
                                        ===========      ==========       =========      =========       ========
Fixed charges
  Interest expense                      $    35,904      $   21,557       $  14,305      $  13,777       $  7,763
  Amortization of debt
      issuance costs                          2,427           1,458             577            586               -
  Estimated interest component
     of rent expenses                         9,895           6,262           4,024          2,762           2,646
                                        -----------      ----------       ---------      ---------       ---------
Total fixed charges                     $    48,226      $   29,277       $  18,906      $  17,125       $  10,409
                                        ===========      ==========       =========      =========       =========

Ratio of earnings to fixed
  charges                                        (i)            6.0             1.2            9.6             8.1
                                        -----------      ----------       ---------      ---------       ---------


(i) Earnings (as defined) for fiscal 1996 were insufficient to cover fixed charges by $141.3 million.